UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2007 (May 15, 2007)

HRPT PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-332-3990
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 8.01.  Other Events.

(A)          Trustees

At the Company’s annual shareholders’ meeting held on May 15, 2007, the shareholders elected Patrick F. Donelan as a Group III trustee, for an additional three year term of office until the Company’s annual shareholders’ meeting in 2010 and when his successor shall have been elected and qualified.  Frederick N. Zeytoonjian and Barry M. Portnoy, as Group I Trustees with a term of office expiring in 2008, and William A. Lamkin and Adam D. Portnoy, as Group II Trustees with a term of office expiring in 2009 (and in each case until his successor shall have been elected and qualified) continue to serve as the Company’s other trustees.

At the annual meeting of the Company’s board of trustees which followed the annual shareholders’ meeting, Mr. Lamkin was elected as the Chair of the Company’s Audit Committee, and Mr. Donelan was elected as Chair of the Company’s Nominating and Governance Committee.  No other changes were made in the membership of the Company’s three standing committees.

On May 15, 2007, the Company changed its trustee compensation arrangements.  A summary of the Company’s currently effective trustee compensation is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

On May 15, 2007, the Company granted each of the Company’s trustees 3,000 common shares of beneficial interest, par value $0.01 per share, valued at $11.70, the closing price of the Company’s common shares on the New York Stock Exchange on that day, pursuant to the trustee compensation arrangements described above.

(B)          Amendments to Declaration of Trust

Also at the annual shareholders’ meeting held on May 15, 2007, the Company’s shareholders approved two amendments to the Company’s declaration of trust.  The first eliminates a restriction in the declaration on the Company’s issuance of certain securities which are redeemable at the option of the holders thereof.  The second provides that any shareholder who violates the declaration of trust or bylaws of the Company will indemnify and hold the Company harmless from and against all costs, expenses, penalties, fines and other amounts, including attorneys’ and other professional fees, arising from the shareholder’s violation, together with interest on such amounts.

These amendments, which are more fully described in the Company’s declaration of trust in the definitive proxy statement, dated April 13, 2007, for the annual shareholders’ meeting, became effective on May 16, 2007.  A composite copy of the Company’s Third Amendment and Restatement of Declaration of Trust of the Company, as amended through the time of the effectiveness of such amendment, is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

The other amendments proposed for the Company’s declaration of trust in the definitive proxy statement, dated April 13, 2007, for the annual shareholders’ meeting were not adopted.

(C)          Press Release Regarding Shareholders’ Meeting Results.

On May 15, 2007, the Company issued a press release announcing the preliminary results of voting by its shareholders at their annual meeting held on such date.  A copy of that press release is attached hereto as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

The Company hereby files the following exhibits:

Exhibit No.	Description
3.1	Composite copy of Third Amendment and Restatement of Declaration of Trust of the Company dated July 1, 1994, as amended through May 16, 2007

10.1	Summary of Trustee Compensation

99.1	Press release dated May 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HRPT PROPERTIES TRUST

	By:	/s/ John C. Popeo
	Name:	John C. Popeo
	Title:	Treasurer and Chief Financial Officer
Dated: May 16, 2007